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                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Lifetime Achievement Fund, Inc.


We hereby consent to the inclusion in the Registration Statement under the Securities Act of 1933 and Investment Company Act of 1940 on Form N-1A of our report dated _________________________, on our audit of the statement of assets and liabilities of Lifetime Achievement Fund, Inc., as of _____________________, which is included in Pre-Effective Amendment No. ___ to the Registration Statement. We further consent to the reference to our firm under the caption "Auditors" in both the Prospectus and Part B of the Registration Statement.




                                         -------------------------------
                                         Dolleck & Frederes, P.C.






Omaha, Nebraska
December ___, 1999